Exhibit 1.1

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC
(a Delaware limited liability company)

4,000,000 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

UNDERWRITING AGREEMENT

November 22, 2019

Morgan Stanley & Co. LLC
J.P. Morgan Securities LLC
UBS Securities LLC
Stifel, Nicolaus & Company, Incorporated
Raymond James & Associates, Inc.
B. Riley FBR, Inc.
BTIG, LLC
The Oak Ridge Financial Services Group, Inc.

c/o Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

c/o J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

c/o UBS Securities LLC
1285 Avenue of the Americas
New York, NY 10019

c/o Stifel, Nicolaus & Company, Incorporated
787 7th Avenue
New York, NY 10019

Ladies and Gentlemen:

Fortress Transportation and Infrastructure Investors LLC, a Delaware limited liability company (the “Company”), confirms its agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 9 hereof), with respect to (A) the issue and sale by the Company, and the purchase by the Underwriters, acting severally and not jointly, from the Company of an aggregate of 4,000,000 8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares (the “Initial Shares”) representing limited liability interests of the Company, $0.01 par value per share, of the Company (the “Preferred Shares”), at a purchase price to the Underwriters of $24.2125 per Initial Share, and (B) the grant by the Company to the Underwriters of the option described in Section 2(b) hereof to purchase all or any part of an additional 600,000 Preferred Shares (the “Option Shares”), solely to cover over-allotments, if any, at a purchase price to the Underwriters of $24.2125 per share.  The terms of the Preferred Shares will be fixed by the Company’s board of directors (the “Board”) and reflected in a written designation authorized by the Company (the “Share Designation”) and in the Company’s limited liability company agreement (as in effect as of the date hereof, the “LLC Agreement”), which the Company intends to amend and restate at or prior to the Closing Time (as defined below) in order to effectuate the issuance of the Preferred Shares (as so amended and restated, the “Amended LLC Agreement”).  The Initial Shares, together with all or any part of the Option Shares, are collectively hereinafter called the “Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S‑3 (No. 333-216247), including the prospectus included therein (the “base prospectus”), covering the registration of the offer and sale of certain securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”), which became effective upon filing on February 27, 2017.  Promptly after execution and delivery of this agreement (this “Agreement”), the Company will prepare and file with the Commission a prospectus supplement relating to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations (without reliance on Rule 424(b)(8)).  Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.”  The base prospectus and each prospectus supplement used in connection with the offering of the Shares that omitted Rule 430B Information, including the documents incorporated by reference therein, is herein called a “preliminary prospectus.”  Such registration statement, at any given time, including the amendments thereto at such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included or incorporated therein by the 1933 Act Regulations, is herein called the “Registration Statement;” provided that the term “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Shares (within the meaning of Rule 430B(f)(2) of the 1933 Act Regulations).  The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”  The base prospectus as supplemented by the final prospectus supplement relating to the Shares, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated by reference therein pursuant to Item 12 of Form S‑3 under the 1933 Act at the time of the execution of this Agreement, is herein called the “Prospectus.”

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (and all other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, after the most recent effective date prior to the execution of this Agreement, in the case of the Registration Statement, or the respective issue dates in the case of the Prospectus and any preliminary prospectus.  All references in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall be deemed to include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

SECTION 1.          Representations and Warranties.  (a)  Representations and Warranties by the Company.  The Company represents and warrants to each of the Underwriters, as of the date hereof, the Applicable Time (as hereinafter defined), the Closing Time (as hereinafter defined) and each Date of Delivery (as hereinafter defined), if any (in each case, a “Representation Date”), as follows:

(i)  The Company meets the requirements for use of an “automatic shelf registration statement,” as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”), on Form S‑3 in connection with the issuance of its securities, including the Shares.  The Registration Statement became effective upon filing with the Commission under Rule 462(e) under the 1933 Act, and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission or by the state securities authority of any jurisdiction, and any request on the part of the Commission for additional information has been complied with.

Any offer that is a written communication relating to the Shares made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

At the respective times the Original Registration Statement and any post-effective amendments thereto became effective and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the 1933 Act Regulations, the Registration Statement and any amendments and supplements thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was first used, at the Closing Time and at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Upon filing with the Commission, each preliminary prospectus (including the base prospectus) complied, and when filed with the Commission and on each Date of Delivery the Prospectus (including the base prospectus) will comply, in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus was, and the Prospectus delivered or made available to the Underwriters for use in connection with this offering will be at the time of such delivery, identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)  As of the Applicable Time, neither (x) any Issuer Free Writing Prospectus (as defined below) identified on Schedule B hereto issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the term sheet as set forth in Schedule C hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any Issuer Free Writing Prospectus not identified on Schedule B hereto, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the immediately preceding three paragraphs shall not apply to statements in or omissions from the Registration Statement or any  post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use in the Registration Statement (including the base prospectus) or any post-effective amendment thereto, any preliminary prospectus, the Prospectus, or any amendments or supplements thereto, any Issuer Free Writing Prospectus or the General Disclosure Package, which information is specified in Section 6(d).

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 2:07 p.m. (New York City time) on November 22, 2019 or such other time as agreed by the Company and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including any issuer free writing prospectus identified on Schedule B hereto) that (A) is required to be filed with the Commission by the Company, (B) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (C) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms of the offering, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Statutory Prospectus” as of any time means the base prospectus that is included in the Registration Statement immediately prior to that time and the preliminary prospectus supplement relating to the Shares, including the documents incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof.

(iii)  (A) At the time of filing of the Original Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the Applicable Time and each Date of Delivery, the Company was and is a “well-known seasoned issuer” within the meaning of Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Shares, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement.”  The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the 1933 Act Regulations objecting to the use of the automatic shelf registration statement form.

(iv)  At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Shares and at the date hereof and each Date of Delivery, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

(v)  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), and when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as applicable, (A) at the time the Registration Statement became effective, (B) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (C) as of the applicable Representation Date or during the period specified in Section 3(a)(ix) did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading.

(vi)  Each Issuer Free Writing Prospectus, if any, as of its date of first use and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Underwriters as described in Section 3(a)(vi), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use therein, which information is set forth in Section 6(d).

(vii)  Ernst & Young LLP, which has certified certain financial statements of the Company and its subsidiaries, is an independent public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) as required by the Securities Act.

(viii)  Except as set forth in the most recent preliminary prospectus, since the date of the latest audited financial statements of the Company included or incorporated by reference in such preliminary prospectus, neither the Company nor any of its subsidiaries has (A) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) issued or granted any securities, (C) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (D) entered into any material transaction not in the ordinary course of business, or (E) declared or paid any dividend on its equity securities, and since such date, there has not been any change in the equity capital, partnership or limited liability interests, as applicable, net current assets, short-term debt or long-term debt of the Company or any of its subsidiaries or any adverse change in or affecting the condition (financial or otherwise), results of operations, properties, management, operations or business of the Company and its subsidiaries taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below).

(ix)  The Company has all requisite limited liability company power and authority to execute, deliver and perform its obligations under this Agreement; and all action required to be taken for the due and proper authorization, execution and delivery of this Agreement has been duly and validly taken. This Agreement has been duly executed and delivered by the Company.

(x)  The Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable (except as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and the issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The Shares conform in all material respects to all statements relating thereto contained in the General Disclosure Package and the Prospectus.

(xi)  The statements made in each of the General Disclosure Package and the Prospectus under the caption “Prospectus Supplement Summary—Our Company,” insofar as they purport to constitute summaries of the terms of contracts and other documents, constitute accurate summaries of the terms of such contracts and other documents in all material respects.

(xii)  From the time of the filing of the Original Registration Statement with the Commission through December 31, 2017, the Company was an “emerging growth company,” as defined in Section 2(a) of the 1933 Act.

(xiii)  The issuance and sale of the Shares, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any Lien (as defined below) upon any property or assets of the Company and its subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; (ii) result in any violation of the provisions of the organizational documents of the Company or any of its subsidiaries listed on Schedule D hereto; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, except, with respect to clauses (i) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, properties, prospects, operations or business of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”) or have a material adverse effect on the performance of the Company of its obligations hereunder.

(xiv)  The Company has no significant subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X) that are not included among the subsidiaries listed on Schedule D hereto.

(xv)  No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets is required for the issue and sale of the Shares, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, except (A) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the rules of the New York Stock Exchange (the “NYSE”), state securities or Blue Sky laws or the rules of the Financial Industry Regulatory Authority (“FINRA”) and (B) such consents, approvals, authorizations or orders, of which the failure to obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvi)  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding stock of the Company is as set forth in the latest balance sheet incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to reservations, employee benefit plans, dividend reinvestment plans, employee and director stock option plans or the exercise of convertible securities referred to therein). All of the issued and outstanding shares of capital stock or other equity interests of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities, security interests or claims (collectively, “Liens”), except for (i) Liens under the Credit Agreement, dated as of June 16, 2017 (as amended, amended and restated or replaced from time to time, the “Credit Agreement”), between the Company, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto from time to time and (ii) such Liens as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xvii)  Each of the Company and each of its subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified or in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company and each of its subsidiaries have all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to have such power and authority would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xviii)  Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal or governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that would, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, reasonably be expected to have a Material Adverse Effect; and to the Company’s knowledge, no such proceedings are threatened by governmental authorities, regulatory authorities or others.

(xix)  The Company has not taken, directly or indirectly, any action designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of the Preferred Shares in connection with the offering of the Shares.

(xx)  The historical financial statements (including the related notes thereto) included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except for any annual year-end adjustment, the adoption of new accounting principles, and except as otherwise noted therein. The supporting schedules, if any, present fairly the information required to be stated therein. The selected financial data and the summary financial information included in each of the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein.  All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10(e) of Regulation S-K of the 1933 Act, to the extent applicable.  The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(xxi)  The Share Designation has been authorized by the Board and, at or prior to the Closing Time, will have been adopted by the Board as required by the Delaware Limited Liability Company Act and the LLC Agreement, as applicable.  The Amended LLC Agreement has been authorized by the Board and, at or prior to the Closing Time, will have been duly authorized, executed and delivered by the Company as required by the Delaware Limited Liability Company Act and the LLC Agreement, as applicable.

(xxii)  No relationship, direct or indirect, exists between or among the Company or its affiliates, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company, on the other hand, that is required by the 1933 Act and the 1933 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(xxiii)  The Company maintains effective internal control over consolidated financial reporting (as defined under Rule 13a-15 and 15d-15 under the rules and regulations of the Commission under the 1934 Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of consolidated financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto.  Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness or significant deficiency in the Company’s internal control over consolidated financial reporting (whether or not remediated) other than as disclosed to the Underwriters prior to the date hereof and (2) no change in the Company’s internal control over consolidated financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over consolidated financial reporting.

(xxiv)  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, other than any such rights that have been waived prior to the date hereof.

(xxv)  Neither the Company nor any of its subsidiaries is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described under “Use of Proceeds” in each of the General Disclosure Package and the Prospectus, none of them will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(xxvi)  The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens (i) as are described in each of the Registration Statement, the General Disclosure Package and the Prospectus or which would not reasonably be expected to have a Material Adverse Effect or (ii) that secure borrowings under the Credit Agreement.  All assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not interfere with the use made and proposed to be made of such assets by the Company and its subsidiaries, except where the invalidity or unenforceability of any such lease would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)  Except as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no proceedings that are pending, or to the knowledge of the Company, threatened, against the Company or any of its subsidiaries under any laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) in which a governmental authority is also a party, (ii) the Company and its subsidiaries are not aware of any material issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, and (iii) none of the Company and its subsidiaries anticipates material capital expenditures relating to Environmental Laws, except, in the case of (i), (ii) and (iii) above, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxviii)  The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries, nor does the Company have any knowledge of any tax deficiencies that have been, or would reasonably be expected to be asserted against the Company and any of its subsidiaries, except any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxix)  Neither the Company nor any of its subsidiaries (i) is in violation of its charter or certificate of formation, bylaws, limited partnership agreement or limited liability company agreement (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxx)  The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses, as being conducted and as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxi)  Except as would not reasonably be expected to result in material liability to the Company or any of its subsidiaries, (A) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”), other than a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA), that is sponsored, maintained or contributed to, or required to be contributed to, by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations with the Company within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations, including ERISA and the Code; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; and (C) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.  Neither the Company nor any of its subsidiaries has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan or a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA.

(xxxii)  The statistical and market-related data included or incorporated by reference in each of the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxiii)  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is (i) currently subject to any sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); or (ii) located, organized or resident in a country, region or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria).  The Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or business with any person, or in any country, region or territory, that is currently the subject or target of Sanctions.  Since the Company’s formation, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not plan to engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions.

(xxxiv)  Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official, “foreign official” (as defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”)) or employee from corporate funds; (iii) violated or is in violation of any provision of the FCPA, U.K. Bribery Act 2010, or any other applicable anti-bribery statute or regulation; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company and its subsidiaries and, to the knowledge of the Company, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA, U.K. Bribery Act 2010, and all other applicable anti-bribery statutes and regulations and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(xxxv)  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvi)  The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company or any other person.  Additionally, no Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and no Underwriter shall have any responsibility or liability to the Company with respect thereto.  Any review by an Underwriter of the Company and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of such Underwriter, as the case may be, and shall not be on behalf of the Company or any other person.

(xxxvii)  The Company and each of its subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as management believes is adequate in all material respects for the conduct of their respective businesses and the value of their respective properties.  All policies of insurance of the Company and its subsidiaries are in full force and effect; the Company and each of its subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance and there are no material claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause.  Neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(xxxviii)  Except (A) as described in each of the Registration Statement, the General Disclosure Package and the Prospectus or (B) as would not reasonably be expected to have a Material Adverse Effect, no labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened.

(xxxix)  The Company and its subsidiaries have such permits, licenses, sub-licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own or lease their properties and conduct their businesses in the manner described in each of the General Disclosure Package and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or except as described in each of the General Disclosure Package and the Prospectus.  The Company and each of its subsidiaries have fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.  Except as described in each of the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(xl)  The statements set forth in each of the Registration Statement, the General Disclosure Package and the Prospectus under the captions “Description of the Series B Preferred Shares” and “United States Federal Income Tax Considerations”, insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate summaries in all material respects.

(xli)  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(b)          Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

SECTION 2.          Purchase, Sale and Delivery of the Shares.  (a)  Initial Shares.  On the basis of the representations, warranties and agreements, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in the first paragraph of this Agreement, that number of Initial Shares set forth opposite such underwriter’s name on Schedule A of this Agreement, plus any additional number of Initial Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 hereof.

(b)          Option to Purchase Additional Shares.  In addition, on the basis of the representations and warranties herein included, and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase up to an additional 600,000 Option Shares solely to cover over-allotments, if any, at the purchase price set forth on the first page of this Agreement less the amount of any distribution payable with respect to an Initial Share but not payable with respect to an Option Share.  The option hereby granted will expire 30 days after the date of this Agreement (or, if such 30th day is not a business day, on the next succeeding business day) and may be exercised in whole or in part from time to time prior to such expiration and which may be exercised in connection with the offering and distribution of the Initial Shares upon notice by the Underwriters to the Company setting forth the number of Option Shares as to which the Underwriters are then exercising the option and the time, date and place of payment and delivery for such Option Shares.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Underwriters but shall not be later than ten full business days, nor earlier than two full business days, after the exercise of said option, nor in any event prior to the Closing Time, unless otherwise agreed upon by the Underwriters and the Company; provided that the Date of Delivery shall be the Closing Time if the exercise of said option shall occur prior to the Closing Time, unless otherwise agreed upon by the Underwriters and the Company.  If the option is exercised as to all or any portion of the Option Shares, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Shares then being purchased which the number of Initial Shares each such Underwriter has severally agreed to purchase as set forth in Schedule A hereto bears to the total number of Initial Shares, subject to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional Shares.

(c)          Payment and Delivery of Shares.  Payment of the purchase price for, and delivery of certificates for, or other evidence of, the Initial Shares shall be made at the offices of Cahill Gordon & Reindel llp, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. (New York City time) on November 27, 2019 (unless postponed in accordance with the provisions of Section 9), or such other time not later than five business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the “Closing Time”). The Company shall deliver the Shares through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.

In addition, in the event that the option to purchase Option Shares is exercised by the Underwriters, payment of the purchase price for, and delivery of certificates for, or other evidence of, the Option Shares shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Company, on each Date of Delivery as specified in the notice from the Underwriters to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to bank accounts designated by the Company against delivery to the Underwriters for the several accounts of the Underwriters of certificates for, or other evidence of, the Shares to be purchased by them.

(d)          Registration.  The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be in such denominations and registered in such names as the Underwriters shall request not later than two business days prior to the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for, or other evidence of, the Initial Shares and the Option Shares, if any, shall be made available for inspection not later than 10:00 a.m. (New York City time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be, at the office of The Depository Trust Company or its designated custodian.

SECTION 3.          Covenants.  (a)  Covenants of the Company.  The Company covenants and agrees with each Underwriter as follows:

(i)  The Company will comply with the requirements of Rule 430B.  The Company will promptly transmit copies of the Prospectus, properly completed, and any supplement thereto, to the Commission for filing pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed therein (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such Prospectus.  The Company will furnish to the Underwriters as many copies of the Prospectus as the Underwriters shall reasonably request.  The Company shall pay the required Commission filing fees relating to the Shares within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(ii)  The Company will notify the Underwriters immediately, and if written notice is requested by the Underwriters, confirm such notice in writing as soon as reasonably practicable, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the Company’s receipt of any notice from the Commission of its objection to the use of an automatic shelf registration statement pursuant to Rule 401(g)(2) under the 1933 Act; and the Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(iii)  The Company has given the Underwriters notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations that were made within 48 hours prior to the Applicable Time; the Company will give the Underwriters notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.  At any time when the Prospectus is required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement or any amendment, supplement or any revision to either any preliminary prospectus (including any prospectus included in the Registration Statement at the time the Original Registration Statement was filed or any amendment thereto at the time it became effective) or the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and the Company will furnish the Underwriters with copies of any such amendment or supplement or other documents proposed to be filed or used a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or other documents in a form to which the Underwriters or counsel for the Underwriters shall reasonably object.  The Company will prepare a final term sheet substantially in the form set forth in Schedule C hereto (the “Final Term Sheet”) reflecting the final terms of the offering and shall file with the Commission such Final Term Sheet as an “issuer free writing prospectus” pursuant to Rule 433 prior to the close of business within two business days after the date hereof; provided that the Company shall furnish the Underwriters with copies of such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Underwriters or counsel to the Underwriters shall reasonably object.

(iv)  The Company has furnished or will deliver to each Underwriter as many signed and conformed copies of the Original Registration Statement and of each amendment thereto, if any, filed prior to the termination of the initial offering of the Shares (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests.

(v)  The Company has furnished to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company has furnished to each Underwriter, without charge, as many copies of each Issuer Free Writing Prospectus, if any, as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies of each preliminary prospectus and each Issuer Free Writing Prospectus, if any, by the Underwriters for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(vi)  If at any time when a prospectus is required to be delivered (or but for the exemption in Rule 172 under the 1933 Act would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, upon the advice of counsel for the Underwriters or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, upon the advice of either such counsel, at any such time to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Company will promptly prepare and, subject to Section 3(a)(iii), file with the Commission such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.  If an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement in a manner reasonably satisfactory to the Underwriters, at its own expense, the General Disclosure Package to eliminate or correct such untrue statement or omission.  If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Shares) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Underwriters and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 5 hereof.

(vii)  The Company will cooperate with the Underwriters to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Underwriters may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Shares; provided that the Company shall not be obligated to file any general consent or otherwise subject itself to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(viii)  With respect to each sale of the Shares, the Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(ix)  The Company, during the period when a prospectus is required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) under the 1933 Act or the 1934 Act in connection with sales of the Shares, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time period prescribed by the 1934 Act and the 1934 Act Regulations.

(x)  The Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, such consent not to be unreasonably withheld or delayed, and each Underwriter agrees that, unless it obtains the prior written consent of the Company and the other Underwriters, such consent not to be unreasonably withheld or delayed, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, in each case required to be filed with the Commission; provided that prior to the preparation of the Prospectus or, if applicable, the Final Term Sheet in accordance with Section 3(a)(iii), the Underwriters are authorized to use the information with respect to the final terms of the offering in communications orally, or distributed via Bloomberg, conveying information relating to the offering to investors.  Any such free writing prospectus consented to by the Company and the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.

(xi)  During a period of 30 days from the date of the Prospectus, the Company will not, without the prior written consent of the Underwriters, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any preferred shares or depositary shares having an interest therein (including any Preferred Shares) or any securities convertible into or exercisable or exchangeable for any preferred shares or depositary shares having an interest therein (including any Preferred Shares) or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of any preferred shares or depositary shares having an interest therein (including any Preferred Shares), whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of any preferred shares or depositary shares having an interest therein (including any Preferred Shares) or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder or (B) in connection with the grant, assignment and exercise of options under, or the issuance and sale of common shares pursuant to, the Fortress Transportation and Infrastructure Investors LLC Nonqualified Stock Option and Incentive Award Plan, as amended from time to time, as in effect on the date hereof.

(xii)  The Company will use its best efforts to list, subject to notice of issuance, the Shares on the NYSE within 30 days after the Closing Time.

(xiii)  The Company will apply the net proceeds from the sale of the Shares as set forth under “Use of Proceeds” in the Prospectus.

(xiv)  Prior to the Closing Time, the Company shall have filed the Form 8-A Registration Statement relating to the Shares with the Commission pursuant to Section 12 of the 1934 Act (the “Form 8-A Registration Statement”) and the Form 8-A Registration Statement shall be effective.

SECTION 4.          Payment of Expenses.  (a)  Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the filing of the Form 8-A Registration Statement, the Original Registration Statement and of each amendment thereto, (ii) the reproduction and filing of this Agreement, (iii) the preparation, issuance and delivery of the Shares to the Underwriters, including any stock transfer taxes payable in connection therewith, (iv) the fees and disbursements of the Company’s counsel and accountants, (v) the qualification of the Shares under securities laws in accordance with the provisions of Section 3(a)(vii), including filing fees and the related reasonable and documented fees and expenses of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky Survey (if applicable), provided that all such fees and disbursements shall not exceed $10,000, (vi) the reproduction and delivery to the Underwriters of copies of any Blue Sky Survey (if applicable), (vii) the printing and delivery to the Underwriters of copies of the Original Registration Statement and of each amendment thereto, each preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, (viii) the fees and expenses incurred with respect to the listing of the Shares on the NYSE and for clearance, settlement and book entry transfer through the Depositary Trust Company (“DTC”), (ix) the fees and expenses, if any, incurred with respect to any filing with FINRA (if applicable) and (x) all travel expenses of the Company’s officers and employees and any other expense of the Company incurred in connection with attending or hosting meetings with prospective purchasers of the Shares (other than as shall have been specifically approved by the Underwriters to be paid for by the Underwriters).  The Company also will pay or cause to be paid:  (i) the cost of preparing share certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4.  It is understood, however, that except as provided in this Section 4, Section 6 and Section 7 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

(b)          Termination of Agreement.  If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5(n), Section 8(a)(i) or Section 8(a)(iii)(A) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, reasonably incurred in connection herewith.

SECTION 5.          Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters to purchase the Initial Shares at the Closing Time or the Option Shares on a Date of Delivery, as the case may be, pursuant to the terms hereof are subject to (1) the accuracy of the representations and warranties of the Company set forth in Section 1(a) as of the date hereof, the Applicable Time and the Closing Time or relevant Date of Delivery, as the case may be, (2) the absence from any certificates, opinions, written statements or letters furnished to the Underwriters or to Cahill Gordon & Reindel llp (“Underwriters’ Counsel”) pursuant to this Section 5, of any misstatement or omission, (3) the performance by the Company of its obligations hereunder and (4) each of the following additional terms and conditions:

(a)          (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and the Company shall not have received from the Commission any notice objecting to the use of an automatic shelf registration statement pursuant to Rule 401(g)(2) under the 1933 Act, (ii) each preliminary prospectus and the Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), (iii) any material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under Rule 433, and (iv) there shall not have come to any Underwriter’s attention any facts that would cause such Underwriter to believe that (A) the General Disclosure Package, at the Applicable Time or on the relevant Date of Delivery, as the case may be, or (B) the Prospectus, at the time it was required to be delivered (or, but for the exemption in Rule 172 under the 1933 Act, would be required to be delivered) to purchasers of the Shares, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

(b)          At the Closing Time, the Underwriters shall have received the written opinion and negative assurance letter of Cravath, Swaine and Moore LLP, counsel for the Company, dated the Closing Time and based upon certificates containing certain factual representations and covenants of the Company, addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(c)          All proceedings taken in connection with the sale of the Shares as contemplated by this Agreement shall be satisfactory in form and substance to the Underwriters and to Underwriters’ Counsel, and the Underwriters shall have received from Underwriters’ Counsel a favorable opinion and negative assurance letter, dated as of the Closing Time, with respect to the issuance and sale of the Shares, the Registration Statement, the General Disclosure Package and the Prospectus and such other related matters as the Underwriters may reasonably require, and the Company shall have furnished to Underwriters’ Counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)          Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred shares issued or guaranteed by the Issuer or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of  any such debt or preferred shares issued or guaranteed by the Issuer or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(e)          At the Closing Time, the Underwriters shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) the condition set forth in subsections (a) of this Section 5 has been satisfied, (ii) as of the date hereof and as of the Closing Time, the representations and warranties of the Company set forth in Section 1(a) hereof are accurate, in the case of representations and warranties that are qualified as to materiality, and accurate in all material respects, in the case of representations and warranties that are not so qualified, (iii) as of the Closing Time, the obligations of the Company to be performed hereunder on or prior thereto have been duly performed and (iv) subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have not sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any Material Adverse Effect, or any development involving a Material Adverse Effect, except in each case as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus.

(f)          No event or condition of a type described in Section 1(a)(viii) hereof shall have occurred or shall exist (other than such an event or condition that is described in each of the General Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto)), the effect of which is, in the judgment of the Underwriters, so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Initial Shares or the Option Shares, as applicable, on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Prospectus.

(g)          The Company shall have adopted and approved the Share Designation and the Amended LLC Agreement, and the Share Designation and the Amended LLC Agreement shall be in full force and effect.

(h)          The Underwriters shall have received comfort letters from Ernst & Young LLP, independent registered public accountants for the Company, dated as of the date of this Agreement and as of the Closing Time, addressed to the Underwriters and in form and substance satisfactory to the Underwriters and Underwriters’ Counsel.

(i)          The Shares shall have been declared eligible for clearance and settlement through DTC.

(j)          The Company shall have filed the Form 8-A Registration Statement and the Form 8-A Registration Statement shall be effective.

(k)          The Company shall have complied with the provisions of Section 3(a)(v) hereof with respect to the furnishing of prospectuses.

(l)          The Company shall have furnished the Underwriters and Underwriters’ Counsel with such other certificates, opinions or other documents as they may have reasonably requested.

(m)          In the event the Underwriters exercise the option to purchase additional Shares described in Section 2(b) hereof to purchase all or any portion of the Option Shares, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct as of each Date of Delivery (except those which speak as of a certain date, in which case as of such date), and, at the relevant Date of Delivery, the Underwriters shall have received:

(i)  A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)  The favorable opinion and negative assurance letter of Cravath, Swaine and Moore LLP, counsel for the Company, in form and substance satisfactory to Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise substantially to the same effect as the opinion required by Section 5(b) hereof.

(iii)  The favorable opinion and negative assurance letter of Underwriters’ Counsel, dated such Date of Delivery, relating to the Option Shares and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv)  A letter from Ernst & Young LLP, independent public accountants for the Company, in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to Section 5(h) hereof.

(n)          If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time or the relevant Date of Delivery, as the case may be, which notice shall be confirmed in writing by the Underwriters as soon as reasonably practicable if so requested by the Company, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 11 shall survive any such termination and remain in full force and effect pursuant to Section 11.

SECTION 6.          Indemnification.  (a)  Indemnification of the Underwriters by the Company.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”), its selling agents, directors, officers, agents and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company;

(iii)  against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity provision shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto), which information is specified in Section 6(d).

(b)          Indemnification of the Company by the Underwriters.  Each Underwriter severally (not jointly) agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, or in the General Disclosure Package, such preliminary prospectus, the Prospectus or such Issuer Free Writing Prospectus (or any amendment or supplement thereto), which information is specified in Section 6(d).

(c)          Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than one local counsel in each applicable jurisdiction), reasonably approved by the indemnifying party (or by the Underwriters in the case of Section 6(b)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)          The Underwriters severally confirm and the Company acknowledges and agrees that the statements regarding delivery of shares by the Underwriters set forth on the cover page of, and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in, the most recent preliminary prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in any preliminary prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto.

SECTION 7.          Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Underwriters in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be equal to the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus.

The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by such Underwriter in connection with the Shares underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates, directors, officers, agents, employees and selling agents shall have the same rights to contribution as such Underwriter, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several (and not joint) in proportion to the number of Initial Shares set forth opposite their respective names in Schedule A hereto.

SECTION 8.          Termination.  (a)  Termination; General.  The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) (A) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by said exchange or by such system or by order of the Commission, FINRA or any other governmental authority having jurisdiction, or (iv) if a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

(b)          Liabilities.  If this Agreement is terminated pursuant to this Section 8, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further, that Sections 1, 6, 7 and 11 shall survive such termination and remain in full force and effect.

SECTION 9.          Default by One or More of the Underwriters.  (a)  If any Underwriter or Underwriters shall default in its or their obligation to purchase the Shares pursuant to this Agreement, and if the Shares with respect to which such default relates do not (after giving effect to arrangements, if any, made by the Underwriters pursuant to subsection (b) below) exceed in the aggregate 10% of the number of the Shares, the Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to the respective proportions which the numbers of the Shares set forth opposite their respective names in Schedule A hereto bear to the aggregate number of Shares set forth opposite the names of the non-defaulting Underwriters.

(b)          In the event that such default relates to more than 10% of the Shares, the non-defaulting Underwriters may in their discretion arrange for themselves or for another party or parties (including any non-defaulting Underwriter or Underwriters who so agree) to purchase such Shares to which such default relates on the terms contained herein.  In the event that within five calendar days after such a default the non-defaulting Underwriters do not arrange for the purchase of the Shares to which such default relates as provided in this Section 9, this Agreement or, in the case of a default with respect to the Option Shares, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares shall thereupon terminate, without liability on the part of the Company with respect thereto (except in each case as provided in Sections 4, 6 and 7 hereof) or the Underwriters, but nothing in this Agreement shall relieve a defaulting Underwriter or Underwriters of its or their liability, if any, to the other Underwriters and the Company for damages occasioned by its or their default hereunder.

(c)          In the event that the Shares to which the default relates are to be purchased by the non-defaulting Underwriter or Underwriters, or are to be purchased by another party or parties as aforesaid, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time or Date of Delivery, as the case may be, for a period, not exceeding five business days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment or supplement to the Registration Statement or the Prospectus which, in the opinion of Underwriters’ Counsel, may thereby be made necessary or advisable.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 9 with like effect as if it had originally been a party to this Agreement.

SECTION 10.          Default by the Company.  If the Company shall fail at the Closing Time to sell the number of Shares that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any nondefaulting party; provided, however, that the provisions of Sections 1, 4, 6, 7 and 11 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

SECTION 11.          Survival of Representations and Agreements.  All representations and warranties, covenants and agreements of the Underwriters and the Company contained in this Agreement, including the agreements contained in Section 4, the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof or by or on behalf of the Company, any of its respective officers, directors, partners or members or any controlling person thereof, and shall survive delivery of and payment for the Shares to and by the Underwriters.  The representations contained in Section 1 and the agreements contained in this Section 11 and Sections 4, 6 and 7 hereof shall survive the termination of this Agreement, including termination pursuant to Section 5 or 9 hereof.

SECTION 12.          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to c/o Morgan Stanley & Co. LLC, 1585 Broadway New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, to c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10019, Attention: Investment Grade Syndicate Desk, to c/o UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019, Attention: Fixed Income Syndicate and to c/o Stifel, Nicolaus & Company, Incorporated, One South Street, 15th Floor, Baltimore, Maryland 21202; Attention: Syndicate Department, with a copy to Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005, Attention: William M. Hartnett; notices to the Company shall be directed as follows:  Fortress Transportation and Infrastructure Investors LLC, 1345 Avenue of the Americas, 45th Floor, New York, New York 10105; Attention: Kevin P. Krieger, Secretary, with a copy to Cravath, Swaine and Moore LLP, 825 Eighth Avenue, New York, New York 10019, Attention:  Johnny G. Skumpija; provided that any notice to the Underwriters pursuant to Section 6 shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its acceptance facsimile to the Company, which address will be supplied to any other party hereto by the Company upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

SECTION 13.          Parties.  This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriters and the Company and the controlling persons, directors, officers, employees and agents referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Shares from any of the Underwriters.

SECTION 14.          GOVERNING LAW AND TIME.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.          WAIVER OF JURY TRIAL.  THE COMPANY AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 16.          Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

SECTION 17.          Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18.          Time is of the Essence.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

SECTION 19.         In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, including the Company, which information may include the name and address of their clients, as well as other information that will allow the Underwriters to property identify their clients.

SECTION 20.          Recognition of the U.S. Special Resolution Regimes.

(a)          For purposes of this Section 20, (a) the term “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (b) the term “Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (c) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (d) “U.S. Special Resolution Regime” means each of (x) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (y) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(b)          In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(c)          In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name: Scott Christopher
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC
By:	/s/ Ian Drewe
Name: Ian Drewe
Title: Executive Director

J.P. MORGAN SECURITIES LLC
By:	/s/ Stephen L. Sheiner
Name: Stephen L. Sheiner
Title: Executive Director

UBS SECURITIES LLC
By:	/s/ Todd M. Mahoney
Name: Todd M. Mahoney
Title: Managing Director

By:	/s/ Igor Grinberg
Name: Igor Grinberg
Title: Executive Director

STIFEL, NICOLAUS & COMPANY, INCORPORATED
By:	/s/ Chris Weyers
Name: Chris Weyers
Title: Managing Director

RAYMOND JAMES & ASSOCIATES, INC.
By:	/s/ Justin Roman
Name: Justin Roman
Title: Director

B. RILEY FBR, INC.
By:	/s/ Patrice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

BTIG, LLC
By:	/s/ Anton LeRoy
Name: Anton LeRoy
Title: President

THE OAK RIDGE FINANCIAL SERVICES GROUP, INC.
By:	/s/ Thomas Herstad
Name: Thomas Herstad
Title: Vice President/Chief Compliance Officer

Schedule A

Underwriter	Number of Initial Shares
Morgan Stanley & Co. LLC	1,000,000
J.P. Morgan Securities LLC	1,000,000
UBS Securities LLC	1,000,000
Stifel, Nicolaus & Company, Incorporated	520,000
Raymond James & Associates, Inc.	120,000
B. Riley FBR, Inc.	120,000
BTIG, LLC	120,000
The Oak Ridge Financial Services Group, Inc.	120,000
Total	4,000,000

A-1

Schedule B

Schedule of Issuer Free Writing Prospectuses
included in the General Disclosure Package

None.
B-1

Schedule C

Term Sheet
C-1

Schedule D

Subsidiaries

Entity Name	State of Incorporation/Formation
AirOpCo 1ASL Bermuda Ltd.	Bermuda
AirOpCo 1ET Bermuda Ltd.	Bermuda
AirOpCo 1JT Bermuda Ltd.	Bermuda
AirOpCo 2 UZ Ireland DAC	Ireland
AirOpCo I SD Ireland DAC	Ireland
AirOpCo II KO Ireland DAC	Ireland
AirOpCo II ME Ireland DAC	Ireland
Central Maine & Quebec Railway Canada Inc.	Canada
Central Maine & Quebec Railway US Inc.	Delaware
CMQ Canada LLC	Delaware
Delaware River Partners Holdco LLC	Delaware
Delaware River Partners LLC	Delaware
DRP Trading LLC	Delaware
DRP Urban Renewal 1, LLC	New Jersey
DRP Urban Renewal 2, LLC	New Jersey
Fortress Worldwide Transportation and Infrastructure General Partnership	Delaware
FTAI AirOpCo UK Ltd.	England and Wales
FTAI Aviation OpCo LLC	Delaware
FTAI CHR JV Holdings LLC	Delaware
FTAI Energy Co 1 Ltd. (process of dissolution – postponed by KK)	Bermuda
FTAI Energy Co1 LLC	Delaware
FTAI Energy Development Holdings LLC	Delaware
FTAI Energy Downstream Holdings LLC	Delaware
FTAI Energy Holdings LLC	Delaware
FTAI Energy Marketing LLC	Delaware
FTAI Energy Partners LLC	Delaware
FTAI Finance Holdco Ltd.	Cayman Islands
FTAI Finance JV LLC	Delaware
FTAI IES Pioneer Ltd.	Malaysia
FTAI Midstream GP Holdings LLC	Delaware
FTAI Midstream GP LLC	Delaware
FTAI Midstream Holdings LLC	Delaware
FTAI Ocean LLC	Marshall Islands
FTAI Offshore Holdco LLC	Delaware
FTAI Offshore Holdings L.P.	Cayman Islands
FTAI Offshore Pte Ltd.	Singapore
FTAI Partners Holdings LLC	Delaware

FTAI Pioneer Malaysia Shareholder LLC	Delaware
FTAI Pioneer MI LLC	Marshall Islands
FTAI Pioneer SDN Bhd	Malaysia
FTAI Pride Chartering LLC	Marshall Islands
FTAI Pride Labuan Ltd.	Malaysia
FTAI Pride LLC	Marshall Islands
FTAI Pride Malaysia SDN BHD	Malaysia
FTAI Railcar Holdings LLC	Delaware
FTAI Subsea 88 Ltd.	Bermuda
High Turbine Technologies LLC	Delaware
Intermodal Finance 1 Ltd.	Cayman Islands
JCCOM Holdco LLC	Delaware
Jefferson 2010 Bond Holdings LLC	Delaware
Jefferson 2012 Bond Holdings LLC	Delaware
Jefferson Canadian Oil Marketing ULC	Canada
Jefferson Cross Channel Pipeline LLC	Delaware
Jefferson Docks I LLC	Delaware
Jefferson DRE Liabilities LLC	Delaware
Jefferson Energy Canada ULC	Canada
Jefferson Energy Canco LLC	Delaware
Jefferson Energy Marketing LLC	Delaware
Jefferson Ethanol Holdings LLC	Delaware
Jefferson Gas Processing LLC	Delaware
Jefferson Gulf Coast Energy Holdings LLC	Delaware
Jefferson Gulf Coast Energy Partners LLC	Delaware
Jefferson Gulf Coast Management LLC	Delaware
Jefferson Gulf Coast Real Estate LLC	Delaware
Jefferson Investment Holdings LLC	Delaware
Jefferson LNG Holdings LLC	Delaware
Jefferson Pipeline I LLC	Delaware
Jefferson Railport Terminal I (Texas) LLC	Texas
Jefferson Railport Terminal I LLC	Delaware
Jefferson Railport Terminal II Holdings LLC	Delaware
Jefferson Railport Terminal II LLC	Delaware
Jefferson Southern Star Pipeline LLC	Delaware
Jefferson Storage I LLC	Delaware
Jefferson Terminal Logistics LLC	Delaware
Jefferson Truck Terminal I LLC	Delaware
JGC Investment Holdings LLC	Delaware
JGC Management Holdings LLC	Delaware
JGP Energy Partners LLC (f/k/a Jefferson Ethanol Partners LLC)	Delaware

Katahdin Railcar Services LLC	Delaware
La Victoire Holdings Sarl	France
Long Ridge Energy Generation LLC f/k/a Ohio Powerco LLC	Delaware
Ohio Gasco LLC	Delaware
Ohio River Partners Finance LLC	Delaware
Ohio River Partners Holdco LLC	Delaware
Ohio River Partners Shareholder LLC	Delaware
Ohio River PP Holdco LLC	Delaware
Railroad Acquisition Holdings LLC	Delaware
WWTAI AirOpCo 1 USA Sub LLC	Delaware
WWTAI AirOpCo 1Bermuda Ltd.	Bermuda
WWTAI AirOpCo 2 Bermuda Ltd.	Bermuda
WWTAI AirOpCo 2 USA LLC	Delaware
WWTAI AirOpCo 3 Bermuda Ltd.	Bermuda
WWTAI AirOpCo BPA Ireland Limited	Ireland
WWTAI AirOpCo I USA LLC	Delaware
WWTAI AirOpco II DAC	Ireland
WWTAI AirOpCo Malta Limited	Malta
WWTAI Container 1 Ltd.	Bermuda
WWTAI Container Holdco Ltd. (f/k/a WWTAI Container GP 1 Ltd.)	Bermuda
WWTAI Finance Ltd.	Bermuda
WWTAI IES MT6015 Ltd.	Malaysia
WWTAI Offshore Co 1 Ltd.	Bermuda